Exhibit 10.2

AMENDMENT TO THE HAWKER BEECHCRAFT

CORPORATION RETIREMENT INCOME PLAN FOR

SALARIED EMPLOYEES

THIS AMENDMENT (“Amendment”) is made this 4th day of June, 2009, to the Hawker Beechcraft Corporation Retirement Income Plan for Salaried Employees (the “Plan”) by Hawker Beechcraft Corporation (the “Company”), as sponsor of the Plan.

WHEREAS, the Company has reserved the right to amend the Plan; and

WHEREAS, the board of directors of the Company has approved adoption of this Amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. PPA – Minimum Present Value. Effective January 1, 2008, Paragraph 1 of Appendix A to the Plan is amended in its entirety to read as follows:

1.	Lump Sum Payment Option. For purposes of determining/converting to a lump-sum value, the following factors will be used:

(a)	Rate of Interest. For determinations before January 1, 1999, the PBGC rates in effect on the first day of the Plan Year for which the distribution is made. For determinations after December 31, 1998 and before January 1, 2008, the annual rate of interest on 30-year Treasury securities as specified by the Commissioner for the month of November preceding the Plan Year in which the distribution is made. For determinations on and after January 1, 2008, the adjusted first, second, and third segment rates as specified by the Commissioner of Internal Revenue for the month of November preceding the Plan Year in which the distribution occurs.

(b)	Mortality. For determinations before January 1, 1999, the PBGC mortality rate table for healthy males with ages of the Participant set back one year and ages of the spouse or Joint Annuitant set back four years. For determinations after December 31, 1998 and before December 31, 2002, the 1983 Group Annuity Mortality Table using a blend of fifty percent (50%) of the male table and fifty percent (50%) of the female table. For determinations on or after December 31, 2002 and before January 1, 2008, the 94 GAR/GATT 2003 Mortality Table prescribed in Revenue Ruling 2001-62. For determinations on and after January 1, 2008, the applicable mortality table under Code Section 417(e)(3), as prescribed by the Commissioner of Internal Revenue from time to time.

2. Affiliated Employer. Effective January 1, 2009, Section 1.08 is amended to read as follows:

1.08	“Affiliated Employer” shall mean the Employer and any other entity while it is a member of a “controlled group of corporations,” a group under “common control,” or an “affiliated service group” with the Employer, all as determined under Code Sections 414(b), (c), (m), (o), or, solely for purposes of Section 6.01, the rules set forth in Code Section 415(h). Raytheon Company ceased to be an Affiliated Employer upon the closing of the divestiture of Raytheon Aircraft Company by Raytheon Company on March 26, 2007.

3. Board of Directors. Effective January 1, 2009, Section 1.11 is amended to read as follows:

1.11	“Board” or “Board of Directors” shall mean the Board of Directors of the Plan Sponsor, except that any action which could be taken by the Board may also be taken by a duly authorized committee of the Board.

4. Employer. Effective January 1, 2009, Section 1.27 is amended to read as follows:

1.27	“Employer” shall mean Hawker Beechcraft Corporation (formerly Raytheon Aircraft Company) and any other Affiliated Employer which, with the consent of the Committee, has adopted this Plan for its Eligible Employees. “Employer” when used in this Plan shall refer to such adopting entities either individually or collectively, as the context may require.

5. Estimated Primary Social Security Benefit. Effective January 1, 2009, the last paragraph of Section 1.30 is amended in its entirety to read as follows:

In lieu of using an estimated compensation for a particular period, the Participant may elect to have his Estimated Primary Social Security Benefit based on the Participant’s actual wage history as furnished by the Social Security Administration or such other source as the Employer deems to be reliable. The Participant must, however, supply the Employer with satisfactory documentation of his actual wage history within one year of time following the later of his termination of employment (initial termination of employment, in the case of a rehired employee) or the date upon which the Employer notifies him of the benefit, if any, that he is entitled to receive under the Plan. If the Participant elects to furnish his actual wage history after the date that his Accrued Benefit has been determined by the Employer, the recalculated Estimated Primary Social Security Benefit shall not cause a reduction to his Accrued Benefit.

6. Participating Employer. Effective January 1, 2009, Section 1.47 is amended to replace references to “Raytheon Aircraft Company” and “Raytheon Aircraft Services, Inc.” with, respectively, “Hawker Beechcraft Corporation (formerly Raytheon Aircraft Company)” and “Hawker Beechcraft Services, Inc. (formerly Raytheon Aircraft Services, Inc.).”

7. Plan. Effective January 1, 2009, Section 1.51 is amended to read as follows:

1.51	“Plan” shall mean this plan designated as the Hawker Beechcraft Corporation Retirement Income Plan for Salaried Employees.

8. Plan Sponsor. Effective January 1, 2009, Section 1.52 is amended to read as follows:

1.52	“Plan Sponsor” shall mean Hawker Beechcraft Corporation (formerly Raytheon Aircraft Company).

9. Salaried Plan Employee. Effective January 1, 2009, Section 1.61 is amended to replace references to “Raytheon Aircraft Company” and “Raytheon Aircraft Services, Inc.” with, respectively, “Hawker Beechcraft Corporation (formerly Raytheon Aircraft Company)” and “Hawker Beechcraft Services, Inc. (formerly Raytheon Aircraft Services, Inc.).”

10. Qualified Military Service. Effective for military deaths occurring on or after January 1, 2007, Section 2.07(b) is amended to read as follows:

(b) For this purpose, the term “Qualified Military Service” shall mean any service in the uniformed services by any Employee if such Employee is entitled to reemployment rights under Chapter 43 of title 38, United States Code, provided, the Employee returns to employment, with the Participating Employer within the applicable time limits prescribed in Chapter 43 of title 38, United States Code. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to Qualified Military Service shall be provided in accordance with Section 414(u) of the Code. Notwithstanding the preceding sentence, for purposes of Article 8, to the extent required by the Heroes Earnings Assistance and Relief Tax (HEART) Act of 2008, a return to employment is not required if an Employee dies during what would otherwise be Qualified Military Service; however, in that event the Qualified Military Service will not be treated as Vesting Service or Credited Service.

11. Suspension of Benefits. Effective March 1, 2009, Section 4.03 is amended to add the following provision at the end thereof:

Notwithstanding the foregoing provisions of this Section 4.03, benefits will not be suspended for individuals receiving benefits under the Plan who return to service or employment on or after March 1, 2009.

12. Commencement of Retirement Benefits. Effective January 1, 2009, Sections 5.02, 5.03, 5.04, and 5.05 are amended as follows to clarify the timing of commencement of benefits:

a. Section 5.02 is amended in its entirety to read as follows:

A Participant’s Normal Retirement Benefit shall be a monthly annuity for the life of the Participant, commencing upon the Participant’s Normal Retirement Date, provided that the Participant has notified the Committee (or its authorized delegate) at least 30 days (or such shorter period as the Committee may prescribe) before the date the first payment is to commence. The Participant’s Normal Retirement Benefit will be an amount equal to his Accrued Benefit at Normal Retirement Date.

b. The first paragraph of Section 5.03 is amended in its entirety to read as follows:

A Participant whose Termination Date is after his Normal Retirement Date, and whose pension payments have not commenced under Section 4.07 before his Termination Date, shall be entitled to a Postponed Retirement Benefit of a monthly annuity for life, in an amount equal to his Accrued Benefit (as defined in Section 5.01) at his Postponed Retirement Date, provided that the Participant has notified the Committee (or its authorized delegate) at least 30 days (or such shorter period as the Committee may prescribe) before the date the first payment is to commence.

c. Section 5.04 is amended by adding the following as a new paragraph at the end thereof:

Any request by a Participant to receive an Early Retirement Benefit in accordance herewith must be received by the Committee (or its authorized delegate) at least 30 days (or such shorter period as the Committee may prescribe) before the date the first payment is to commence.

d. Section 5.05 is amended by adding the following as a new subsection (c) at the end thereof:

(c) Deferred Vested Benefit – Election to Commence.

Any request by a Participant to receive a Deferred Vested Benefit in accordance herewith must be received by the Committee (or its authorized delegate) at least 30 days (or such shorter period as the Committee may prescribe) before the date the first payment is to commence.

13. Disability Benefits. Effective for Participants who first incur a Total and Permanent Disability on or after the date of this Amendment, the first paragraph of Section 5.07 is amended to read as follows:

A Participant who has incurred a Total and Permanent Disability during Active Employment while an Employee of a Participating Employer shall be entitled to a Disability Retirement Benefit of a monthly annuity for life, commencing as of the first day of the month following his eligibility date, but in no event earlier than 12 months before the date the Participant is determined by the Social Security Administration to suffer from a Total and Permanent Disability. The benefit will be in an amount equal to the lesser of (i) 1.2% of the Participant’s Final Average Earnings multiplied by his Credited Service, and (ii) 60% of the Participant’s Final Average Earnings less his Social Security Adjustment subject to the following conditions and restrictions:

14. Section 415 – Lump Sums. Section 6.01(e) is amended to add the following provision at the end thereof:

(In accordance with the Pension Funding Equity Act of 2004, for the 2004 and 2005 Plan Years, the mandated interest rate used to adjust Code Section 415 maximum benefit limits for lump sums or other forms of payment subject to Code Section 417(e)(3) is 5.5% rather than the applicable interest rate under Code Section 417(e)(3). In accordance with the Pension Protection Act of 2006, effective January 1, 2006, the mandated interest rate used to adjust Code Section 415 maximum benefit limits for lump sums or other forms of payment subject to Code Section 417(e)(3) is the greater of (i) 5.5%, or (ii) the rate that provides a benefit of not more than 105% of the benefit that would be provided if the rate specified in Appendix A were the interest rate assumption.)

15. QJSA Notice Period. Effective January 1, 2008, the following provisions of the Plan are amended to incorporate a 180-day election period for electing a form of benefit other than a qualified-joint-and-survivor annuity:

a. The last sentence of Section 9.01 is amended in its entirety to read as follows:

Any consent of the Participant’s spouse must be made within 180 days of the date the Qualified Joint and Survivor Annuity would otherwise commence, and must be executed in accordance with the rules of Section 9.04.

b. Section 9.04 is amended by deleting references to “90” and replacing them with references to “180.”

16. Lump-Sum Payments. Effective January 1, 2009, Section 9.02 is amended in its entirety to read as follows:

9.02	Lump Sum Payments

(a) Involuntary Payment

If a Participant or alternate payee has not begun to receive payments but is entitled to a benefit hereunder, or a Beneficiary (including a spouse) is entitled to a death benefit hereunder, that has an Actuarial Equivalent Value of less than $3,500 (with such Actuarial Equivalent Value determined after taking into account any benefits transferred to this Plan under the provisions of Section 3.04), the Actuarial Equivalent Value shall be paid to such Participant, alternate payee, or Beneficiary (including a spouse) in a lump sum in lieu of, and in full satisfaction of, such benefit under this Plan; provided that, with respect to distributions made on or after March 28, 2005, if the Actuarial Equivalent Value of the benefit is greater than $1,000 but not greater than $3,500, then no such lump sum payment shall be made unless written consent is received from such Participant or alternate payee (no consent of a spouse or Beneficiary is required for such lump sum payment). Upon the making of such payment, neither the Beneficiary, the Participant, the alternate payee, nor any spouse shall have any further benefit under this Plan.

(b) Optional Payment

If the monthly pension payable to a Participant, alternate payee, or Beneficiary (including a spouse) as of the date when payments are to begin is $125 or less, the payee may elect to receive the Actuarial Equivalent Value in a lump sum payment in lieu of, and in full satisfaction of, such benefit under this Plan. If the Actuarial Equivalent Value exceeds $3,500, or the lump sum is made after pension payments have commenced, a married Participant’s spouse must consent to the distribution to the Participant in accordance with the requirements of Section 9.04. Upon making such payment, neither the Beneficiary, the Participant, the alternate payee, nor any spouse shall have any further benefit under this Plan.

17. Forms of Payment Available Alternate Payee. Effective for QDROs processed on or after January 1, 2009, a new subsection (h) is added to Section 9.05, to read as follows:

(h) Forms of Payment Available to Alternate Payee

Notwithstanding any other provision of the Plan, an alternate payee with a separate interest in the Plan may only elect to receive payment of benefits under the Plan in the form of either (i) a single-life annuity, (ii) a lump-sum payment (if the amount of the single-life annuity would otherwise permit election of a lump-sum payment under Section 9.02(b)), or (iii) an

Actuarially Equivalent monthly benefit that provides for benefit payments to the alternate payee for lifetime with a guaranteed minimum period of either five years or ten years (as specified by the alternate payee before the Benefit Commencement Date). If an alternate payee elects one of the forms of payment described in the preceding clause (iii) but dies before receiving payment of all guaranteed payments, the remaining payments will be made to the alternate payee’s beneficiary, determined in accordance with Section 9.04 (other than the provisions thereof allowing for designation of a joint annuitant), with such Section applied as if the alternate payee were the Participant. Nothing herein, however, will prohibit the making of a lump-sum distribution in accordance with Section 9.02(a) (small-sum cash-out), if applicable.

18. Nonspouse Beneficiary Rollover. Effective January 1, 2009, the following provisions of the Plan are amended to permit rollover of an eligible rollover distribution by a nonspouse Beneficiary of a Participant:

a. Section 9.07(b)(2) (definition of “eligible retirement plan”) is amended to add the following sentence at the end thereof:

In the case of a distribution to a designated beneficiary who is not a surviving spouse, the term “eligible retirement plan” means an individual retirement plan described in Code Section 402(c)(8)(B)(i) or (ii).

b. Section 9.07(b)(3) (definition of “distributee”) is amended to add the following sentence at the end thereof:

Further, in the event of a deceased Participant, a designated beneficiary, as defined by Code Section 401(a)(9)(E), who is not a surviving spouse of the Participant will be a distributee with regard to a direct trustee-to-trustee transfer to an individual retirement plan described in Code Section 402(c)(8)(B)(i) or (ii) established for the purpose of receiving the distribution.

19. Certain Retroactive Payments. Effective January 1, 2009, a new Section 9.08 will be added to the Plan, to read as follows:

9.08	Retroactive Payments

The Committee is authorized to make retroactive payments (including, if determined by the Committee, an appropriate interest adjustment with respect to those retroactive payments) in cases where payment of benefits has been delayed (in whole or in part) beyond the Benefit Commencement Date due to reasonable administrative delay or because the Participant had not commenced benefits prior to the Participant’s Normal Retirement Date and could not be located by the Committee (after making reasonable efforts to do so) at the Participant’s Normal

Retirement Date. Such cases may include delay due to (i) determination of a Participant’s Social Security earnings, (ii) determination of a Participant’s disability, or (iii) the need to locate a Participant’s beneficiary following death.

20. Recovery of Overpayments. Effective January 1, 2009, a new Section 9.09 will be added to the Plan, to read as follows:

9.09	Overpayments

In the event a Participant, alternate payee, Beneficiary, or other person is receiving payment under the Plan and an overpayment occurs (e.g., annuity payments inadvertently continue post death), the Committee (or its delegate) is authorized to seek recovery of such overpayment as follows:

(a)	In the event of death, the decedent’s estate (or similar successor to the decedent’s assets, if there is no estate) may be petitioned for recovery of such overpayment.

(b)	Recovery of the overpayment may be made by reducing the continuing payments to the Participant, alternate payee, Beneficiary, or other person as follows: (i) if the overpayment did not exceed one month’s payment, the overpayment will be recovered at the rate of 25% of the continuing payments until fully recovered; and (ii) if the overpayment exceeded one month’s payment, the overpayment will be recovered at the rate of 20% of the continuing payments until fully recovered. Notwithstanding the foregoing, in the case of a qualified-preretirement-survivor annuity or a qualified-joint-and-survivor annuity, the procedure described in (a) above will be utilized unless the Committee is satisfied that application of the procedure described in this paragraph (b) will not cause the survivor annuity to fail to be a qualifying survivor annuity.

21. Plan Administration. Effective January 1, 2009, Section 11.01 is amended to replace references to “Raytheon Aircraft Company” with “Hawker Beechcraft Corporation (formerly Raytheon Aircraft Company).”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed as of the date first set forth above.

HAWKER BEECHCRAFT CORPORATION

By:	/s/ Gail E. Lehman
Name:	Gail E. Lehman
Title:	Vice President, General Counsel and Secretary